UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2025

ScanTech AI Systems Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42463	93-3502562
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1735 Enterprise Drive Buford, Georgia	30518
(Address of principal executive offices)	(Zip Code)

+1 (470) 655-0886

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	STAI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On October 30, 2025, the Company’s management and the Audit Committee of the Board of Directors of ScanTech AI Systems Inc. (the “Company”) concluded that the Company’s unaudited interim consolidated financial statements for the quarters ended March 31, 2025 and June 30, 2025 (collectively, the “Affected Financials”), as previously filed with the Securities and Exchange Commission (“SEC”), should no longer be relied upon because of an error related to redemption shares and should therefore be restated.

As previously reported, the Company consummated a business combination (the “Business Combination”) pursuant to the terms of the Business Combination Agreement (the “Business Combination Agreement”) dated September 5, 2023, by and among Mars Acquisition Corp., the Company, and the other parties thereto. The Company and the other parties entered into Amendment No. 4 to the Business Combination Agreement as of September 30, 2024 (“Amendment No. 4”). Amendment No. 4 provided, among other things, that certain insiders holding common stock of the Company were to receive 4,314,800 additional shares (the “Subject Shares”) of the Company’s common stock 90 days after the Closing of the Business Combination. Amendment No. 4 also contemplated that certain insiders would holding common stock of the Company for a period of 30 days following the Business Combination. The compensation for holding common stock of the Company was the Subject Shares and should have been largely recognized on a straight-line basis during the 90 days subsequent to the consummation of the Business Combination, in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718. The compensation expense, in its entirety, for the Subject Shares was instead recorded in the quarter ended June 30, 2025.

Therefore, the Company’s unaudited interim financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 (the “Q1 2025 Form 10-Q”), filed with the SEC on July 25, 2025 should be restated to report compensation expense related to the non-redemption agreement that was incorrectly included in the unaudited interim financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025. Accordingly, the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, as amended by Amendment No. 1 to such Quarterly Report and filed with the SEC on September 24, 2025 (as amended, the “Q2 2025 Form 10-Q”), should also be restated.

The Company intends to restate the Affected Financials to correctly record the Subject Shares and file such restated consolidated financial statements with the SEC in amendments to the Q1 2025 Form 10-Q and the Q2 2025 Form 10-Q. Additionally, as the Company is restating the previously filed unaudited interim consolidated financial statements, the Company may make immaterial adjustments in the unaudited interim consolidated financial statements. The restatement of the unaudited interim consolidated financial statements is not anticipated to have a material impact on the Company’s future business or operations. However, the Company’s internal review is ongoing and the Company may identify further required changes to previously reported amounts or control findings. There can be no assurance that the actual effects of the restatement will be only as described above.

Management has determined that the Company had a material weakness in its internal control over financial reporting related to these matters. The Company’s remediation plan with respect to the material weaknesses will be included in the amended filings.

The Company is diligently pursuing completion of the restatements and intends to file the amendments as soon as practicable.

The Company’s management and the Audit Committee of the Board of Directors have discussed the matters disclosed in this filing with Berkowitz Pollack Brant Advisors + CPAs (“BPB”), the Company’s independent accountants, pursuant to Item 4.02 of Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2025	SCANTECH AI SYSTEMS INC.

	By:	/s/ Dolan Falconer
	Name:	Dolan Falconer
	Title:	Chief Executive Officer